UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2004





                          McDERMOTT INTERNATIONAL, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




      REPUBLIC OF PANAMA             001-08430                72-0593134
-------------------------------------------------------------------------------
 (State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)              File Number)           Identification No.)





  1450 Poydras Street, New Orleans, Louisiana               70112-6050
-------------------------------------------------------------------------------
   (Address of principal executive office                   (Zip Code)


Registrant's Telephone Number, including Area Code:  (504) 587-5400
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           -------------------------

Item 8.01     Other Events.


On October 8, 2004, McDermott International, Inc. ("McDermott") issued the following press release:

                      McDermott Announces Bankruptcy Court
         Action on Babcock & Wilcox's Chapter 11 Plan of Reorganization

    NEW ORLEANS--(BUSINESS WIRE)--Oct. 8, 2004--McDermott International Inc. (NYSE:MDR) ("McDermott") announces that on Oct. 8, 2004, the Honorable Judge Jerry A. Brown of the United States Bankruptcy Court for the Eastern District of Louisiana issued his findings of fact, conclusions of law and recommendations regarding confirmation of The Babcock & Wilcox Company ("B&W") Chapter 11 Joint Plan of Reorganization (the "Plan") and the associated settlement contained therein. As a wholly-owned subsidiary of McDermott, B&W filed for Chapter 11 bankruptcy in New Orleans, La., on Feb. 22, 2000, as a result of asbestos-related claims.
    The Plan will now proceed to the Honorable Judge Sarah S. Vance of the United States District Court. Judge Vance is expected to review Judge Brown's findings and recommendations, which review may include conducting hearings related to any objections to confirmation of the Plan. After completing her review, it is anticipated that Judge Vance would issue an order granting or denying confirmation of the Plan. Once Judge Vance's order is issued, any appeals would proceed to the Fifth Circuit Court of Appeals and thereafter possibly to the United States Supreme Court. The Plan will not become effective until all appeals have been exhausted and certain conditions are either satisfied or waived, including the entry of a final order of confirmation. Additionally, McDermott's Board of Directors must give its approval to the Plan and associated settlement within a thirty day period prior to the Plan becoming effective. The Board will consider numerous factors when contemplating approval, including any developments associated with national legislation on the proposed Fairness in Asbestos Injury Resolution Act. Due to the variables involved, McDermott is unable to anticipate the likely timeline as to when, or if, the Plan would become effective.
    Effective Feb. 22, 2000, B&W was deconsolidated from McDermott's reported financial statements. During the 2002 fiscal year, McDermott wrote-off its remaining investment in B&W and accrued in its financial statements the anticipated liability associated with implementing the Plan which is marked-to-market on a quarterly basis. For additional detail, please reference McDermott's annual report for the year ended Dec. 31, 2003, filed on Form 10-K with the Securities and Exchange Commission.
    For more information on B&W, please visit its Web site at www.babcock.com. Additional information can be obtained on B&W's reorganization and Chapter 11 proceedings at www.babcock.com/pgg/pr/reorganization.html.
    In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International Inc. cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact McDermott's actual results of operations. The forward-looking statements in this press release include, among other things, statements about the proposed settlement of the B&W Chapter 11 proceedings and the anticipated review and confirmation process with regard to the Plan in the United States District Court. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott's annual report for the year ended Dec. 31, 2003, and its 2004 quarterly reports filed with the Securities and Exchange Commission.
    McDermott International Inc. is a leading worldwide energy services company. The Company's subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy and power industries, including the U.S. Department of Energy. Additional information on McDermott can be obtained at www.mcdermott.com.


    CONTACT: McDermott International Inc., Houston
             Jay Roueche, 281-870-5462
             jroueche@mcdermott.com
             www.mcdermott.com


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           McDERMOTT INTERNATIONAL, INC.



                                           By:  /s/  Keith G. Robinson
                                           ---------------------------------
                                                     Keith G. Robinson
                                                     Corporate Controller



October 8, 2004

                                       2